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                                  PRESS RELEASE

Contacts:

Martin H. Meyerson                      Eric Logan
Co-Chairman                             Senior Vice President - Public Relations
201-459-9515                            800-888-8118


FOR IMMEDIATE RELEASE                       JANUARY 14, 2003

                     JOHN P. LEIGHTON NAMED CO-CHAIRMAN AND
              CHIEF EXECUTIVE OFFICER OF M.H. MEYERSON & CO., INC.

JERSEY CITY, NJ JANUARY 14, 2003: M.H. MEYERSON & CO., INC., (MHMY), today announced that its Board of Directors has unanimously elected John P. Leighton as Co-Chairman and Chief Executive Officer of M.H. MEYERSON & CO., INC. Martin
H. Meyerson, will be Co-Chairman of the Company through December 31, 2003, at which time he will become Chairman Emeritus and a consultant to the Company.

         Martin H. Meyerson, Chairman said, "With great pleasure, I welcome Mr. Leighton to the firm as CEO and Co-Chairman. John will assume these positions immediately and I plan to remain with the firm as Co- Chairman until the end of this year. Thereafter I will serve as Chairman Emeritus for the following two years to lend my support and experience to the new management team."

         Mr. Leighton said, " I am pleased to be joining the management team of Meyerson as Co-Chairman and CEO. Although changes in the industry have created many challenges I am excited about the opportunity to build upon the structure and current staff now at Meyerson. My first action as CEO will be to welcome Mr. Michael T. Dorsey, Esq. to the firm in the position of Executive VP, General Counsel, and Director of New Product Development. Mr. Dorsey will be focused upon the application of technology to provide superior execution solutions to the buy side marketplace, as well as discount and traditional broker/dealers."

         Mr. Dorsey has expressed the need to provide creative execution services to the marketplace on a timely basis and address the uncertainty of existing execution pricing that pervade the market. Mr. Dorsey said, " I am elated to tackle the challenge of providing liquidity at rational prices. I am looking to build upon Meyerson's infrastructure and existing personnel to create the next generation of innovative solutions that cater to the current needs of market participants including money managers and broker/dealer clients."

         Anthony Dudzinski, President and COO of Meyerson said, " I am truly excited about the additions to the management team. I expect that the professionalism and market experience of the new members to aid Meyerson in it's future growth. The client relationships and business building experience of Mr. Leighton and Mr. Dorsey will greatly enhance our existing core business and provide tremendous opportunity to both Meyerson employees and shareholders."


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         M.H. MEYERSON & CO., INC. will file a Report on Form 8-K with the
Securities and Exchange Commission, which will contain additional information related to this announcement.

         M.H. MEYERSON & CO., INC. is a full service international financial services firm, with seven separate divisions: Wholesale Trading, Correspondent Services, Fixed Income Services, Institutional Sales, Syndicate, Retail Services, and Investment Banking.

Forward Looking Statements: Statements in this news release looking forward in time are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, including general economic conditions, delays and risks associated with the performance of contracts, the process of regulatory approval and supervision, potential acquisitions, consumer and industry acceptance, litigation and the volatility of domestic securities markets.

John Patrick Leighton (47)
Mr. Leighton formerly was Executive Vice President - Managing Director Global Institutional Sales with management responsibility for all institutional sales and trading functions for Knight Securities, L. P. Prior to joining Knight he was Managing Director Institutional Sales at the financial services holding company for Morgan Keegan, overseeing all institutional sales activity for Morgan Keegan.

Michael T. Dorsey Esq. (46)
Mr. Dorsey most recently of Knight Trading Group, Inc. where he served in various capacities including General Counsel, Corporate Secretary, Director of Global Compliance, and Director of Legislative and Regulatory Affairs. Before joining Knight he served at the SEC in its division of Market Regulation and is an authority on market regulation and its effect upon market structure.


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